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                                                                    Exhibit 21.1


                          SUBSIDIARIES OF THE COMPANY

Name                                                   State of Incorporation
----                                                   ----------------------
Spanish Broadcasting System of California, Inc.             California
Spanish Broadcasting System Network, Inc.                   New York
SBS Promotions, Inc.                                        New York
SBS Funding, Inc.                                           Delaware
Alarcon Holdings, Inc.                                      New York
SBS of Greater New York, Inc.                               New York
Spanish Broadcasting System of Florida, Inc.                Florida
Spanish Broadcasting System of Greater Miami, Inc.          Delaware
Spanish Broadcasting System of Puerto Rico, Inc.            Delaware
Spanish Broadcasting System, Inc.                           New Jersey
Spanish Broadcasting System of Illinois, Inc.               Delaware
Spanish Broadcasting System of San Antonio, Inc.            Delaware
JuJu Media, Inc.                                            New York
Spanish Broadcasting System of Puerto Rico, Inc.            Puerto Rico